Exhibit 10.9

Director

SemGroup Corporation

Equity Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made effective as of                     , 2009 (the “Date of Grant”) by and between SemGroup Corporation, a Delaware corporation (with any successor, the “Company”), and                      (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the SemGroup Corporation Equity Incentive Plan (the “Plan”), which Plan, as it may be amended from time to time, is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Shares of restricted stock provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Restricted Stock Award. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Participant              Shares (the “Restricted Shares”), which shall vest and become nonforfeitable in accordance with Section 3 hereof.

2. Certificates. A certificate or certificates representing the Restricted Shares shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following execution of this Agreement by the Participant, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Shares pursuant to Section 3 hereof. As a condition to the receipt of this Agreement, the Participant shall deliver to the Company a Stock Power in the form attached hereto as Exhibit A, duly endorsed in blank, relating to the Restricted Shares. Each certificate representing the Restricted Shares shall bear the following legend:

“These shares have been issued and sold in reliance on an exemption from the Securities Act of 1933, as amended, and may not be sold or transferred except in a transaction which is exempt under such act or pursuant to an effective registration statement. The ownership and transferability of this certificate and these shares are subject to the terms and conditions (including forfeiture) of the SemGroup Corporation Equity Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and SemGroup Corporation. Copies of such Plan and Agreement are on file in the executive offices of SemGroup Corporation.”

As soon as administratively practicable, but not later than sixty (60) days, following the vesting of the Restricted Shares (as described in Section 3), and upon the satisfaction of all other applicable conditions, including but not limited to, if applicable, the payment by the Participant of all withholding taxes, the Company shall deliver or cause to be delivered to the Participant, or in the case of Participant’s death, Participant’s beneficiary, a certificate or certificates for the applicable Restricted Shares which shall not bear the legend described above, but may bear such other legends as the Company deems advisable pursuant to Section 6 below.

3. Vesting of Restricted Stock.

(a) Vesting Schedule. Subject to the Participant’s continued Service through the first (1st) anniversary of the Date of Grant, one hundred percent (100%) of the Restricted Shares shall vest on such date.

(b) Termination of Service. If the Participant’s Service is terminated for any reason other than death, the Restricted Shares, to the extent not then-vested, shall be forfeited by the Participant without any consideration.

4. No Right to Continued Service. The granting of the Restricted Shares evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the Service of such Participant.

5. Rights as a Stockholder. The Participant shall have none of the rights of a Stockholder of the Company during the Restriction Period, provided, that, the Participant shall have the right to receive dividends on the Restricted Shares (the “Dividends”) subject to the remainder of this Section 5. The Dividends, if any, shall be held by the Company and shall be subject to forfeiture until such time that the Restricted Shares on which the Dividends were distributed vest in accordance with Section 3 above. The Dividends shall be released to the Participant, subject to Section 9 hereof, as soon as administratively practicable, but not later than the time of delivery to the Participant, in accordance with Section 2 above, of certificates representing the Restricted Shares on which the Dividends were distributed.

6. Securities Laws; Legend on Certificates. The issuance and delivery of Shares shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. If the Company deems it necessary to ensure that the issuance of Shares under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such Shares would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company may request which satisfies such requirements. The certificates representing the Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability.

(a) Transferability of Restricted Shares before Vesting. During the Restriction Period, the Restricted Shares may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company and all Affiliates; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Shares to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

(b) Transferability of Restricted Shares after Vesting. The Participant may not transfer, sell, assign or otherwise dispose of Shares delivered to the Participant pursuant to Section 2 above prior to the Participant’s termination of Service; provided, that, the Participant may sell such Shares in order to satisfy any federal, state or local income tax liability associated with the vesting of the Restricted Shares granted hereunder.

8. Adjustment of Restricted Shares. Adjustments to the Restricted Shares shall be made in accordance with Article 12 of the Plan.

9. Withholding.

(a) The Participant agrees that (a) he or she will pay to the Company or any applicable subsidiary, as the case may be, or make arrangements satisfactory to the Company or such subsidiary regarding the payment of any foreign, federal, state, or local taxes of any kind required by law to be withheld by the Company or such subsidiary with respect to the Restricted Shares, and (b) the Company, or such subsidiary, shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any foreign, federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b) With respect to withholding required upon the lapse of restrictions or upon any other taxable event arising as a result of the Restricted Shares awarded, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company or any applicable subsidiary withhold Restricted Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

10. Notices. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service (or in the case of a non-U.S. Participant, the foreign postal service of the country in which the Participant resides), by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

11. Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

12. Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

13. Participant Undertaking. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or the Restricted Shares pursuant to this Agreement.

14. Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

15. Choice of Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

16. SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17. Restricted Shares Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Restricted Shares are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The Participant has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of the Plan and this Agreement.

18. Amendment. The Committee may amend or alter this Agreement and the Restricted Shares granted hereunder at any time; provided, that, subject to Article 10, Article 11 and Article 12 of the Plan, no such amendment or alteration shall be made without the consent of the Participant if such action would materially diminish any of the rights of the Participant under this Agreement or with respect to the Restricted Shares.

19. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to the Restricted Shares. The Committee and the Company make no guarantees regarding the tax treatment of the Restricted Shares. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any Subsidiary or Affiliate, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

22. Compliance with Section 409A. The Company intends that the Restricted Shares and right to receive Dividends be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the Restricted Shares or payment of Dividends. In the event the Restricted Shares or Dividends are subject to Section 409A, the Committee may, in its sole discretion, take the actions described in Section 11.1 of the Plan. Notwithstanding any contrary provision in the Plan or this Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under this Agreement to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid on the date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of Service, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of this Agreement relating to any such payments or benefits, references to a “termination,” “termination of Service” or like terms shall mean “separation from service.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Award Agreement as of the date first written above.

SemGroup Corporation

By:
Name:
Title:

Agreed and acknowledged as of the date first above written:

Participant

EXHIBIT A

STOCK POWER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto SemGroup Corporation (the “Company”),                              (            ) shares of the Class A common stock, par value $0.01 per share, of the Company standing in his/her/their/its name on the books of the Company represented by Certificate No.                          herewith and does hereby irrevocably constitute and appoint                          his/her/their/its attorney-in-fact, with full power of substitution, to transfer such shares on the books of the Company.

Dated:                                      Signature:

Print Name and Mailing Address

Instructions:	Please do not fill in any blanks other than the signature line and printed name and mailing address. Please print your name exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the forfeiture of the shares without requiring additional signatures on your part.